UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2010

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana		46235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Currently, Mr. Glenn Lyon, the Company's Chief Executive Officer, Mr. Steven Schneider, the Company’s President and Chief Operating Officer, and Mr. Gary Cohen, the Company’s Chief Administrative Officer, are each parties to Amended and Restated Employment Agreements with the Company which were entered into on December 31, 2008. Among other items, in the event the executive is terminated by the Company without cause or the executive resigns for good reason, the employment agreements provide for a lump sum payment of the executive’s annual bonus equal to the greater of (1) the actual bonus earned during the year of termination, prorated for the period employed during that year, or (2) the average bonus paid over the immediately preceding three years.

Section 162(m) of the Internal Revenue Code limits a public company's deduction for any of its covered employees (i.e. chief executive officer and next three highest paid employees) to $1 million per year unless the compensation is "qualified performance based compensation," as defined in Section 162(m). The Internal Revenue Service’s Revenue Ruling 2008-13 states, in part, that compensation is not "qualified performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code if it could be paid without achieving performance goals in the event of, for example, the termination of the executive without cause or resignation of the executive for good reason. As such, the Company initiated discussions with Mr. Lyon, Mr. Schneider and Mr. Cohen regarding an amendment to their employment agreements so that they could be made consistent with Revenue Ruling 2008-13. Those discussions resulted in an agreed upon amendment to their employment agreements whereby the lump sum payment of the executive’s annual bonus on termination without cause or resignation for good reason was based only on actual performance and was pro-rated for the time during the year that the executive was employed.

Also, the multiple of base salary upon which the lump sum payment of base salary would be based was adjusted upward by 0.5 for each executive. For Mr. Lyon, the base salary multiple will now be 2.5 times his base salary rather than the previous multiple of 2 times. For Mr. Schneider, the base salary multiple will now be 2 times his base salary rather than 1.5, and for Mr. Cohen, it will be 1.5 times his base salary, rather than 1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description of Exhibit

99.1 Amendment Number One to the Amended and Restated Employment Agreement for Mr. Steven Schnieder.
99.2 Amendment Number One to the Amended and Restated Employment Agreement for Mr. Glenn Lyon.
99.3 Amendment Number One to the Amended and Restated Employment Agreement for Mr. Gary Cohen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

March 2, 2010	By:	/s/ Edward W. Wilhelm

Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment Number One to the Amended and Restated Employment Agreement for Mr. Steven Schnieder
99.2	Amendment Number One to the Amended and Restated Employment Agreement for Mr. Glenn Lyon
99.3	Amendment Number One to the Amended and Restated Employment Agreement for Mr. Gary Cohen